UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 26, 2020

INVENTRUST PROPERTIES CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-51609	34-2019608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3025 Highland Parkway, Suite 350
Downers Grove, Illinois 60515
(Address of Principal Executive Offices)
(855) 377-0510
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Securities registered pursuant to Section 12(g) of the Act: Common Stock
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Resignation of Adam M. Jaworski

On March 26, 2020, Adam M. Jaworski resigned as Senior Vice President and Chief Accounting Officer, and as an employee, of InvenTrust Properties Corp, effective as of April 10, 2020. (the “Company”), and from all other officer, director or other positions he holds with any subsidiary, division or affiliate of the Company. Mr. Jaworski’s resignation is not related to any issues involving the Company’s financial reporting, accounting practices or internal controls.

Effective immediately, all unvested share unit awards and unvested restricted stock unit awards held by Mr. Jaworski will be forfeited.

Appointment of Michael Phillips

On March 27, 2020, the Board of Directors of the Company appointed Michael Phillips, age38, as Senior Vice President, Chief Accounting Officer and Controller of the Company, effective as of April 10, 2020. In his capacity as Senior Vice President, Chief Accounting Officer and Controller, Mr. Phillips will serve as the principal accounting officer of the Company.

Mr. Phillips joined the Company in 2009 and has served in various roles, including most recently as Vice President – Controller. Prior to his employment with the Company, Mr. Phillips served as Manager of Finance for Pasquinelli Homebuilding. He graduated from The University of Iowa Tippie College of Business with a Bachelor of Business Administration in Finance and received a Master of Science in Real Estate from Roosevelt University. He is a Certified Public Accountant.

In connection with Mr. Phillips’ appointment as Senior Vice President and Chief Accounting Officer, Mr. Phillips is entitled to an annual salary of $280,000 and is eligible to participate in the Company’s annual cash bonus program with a target annual bonus equal to 65% of his annual salary. In addition, subject to Mr. Phillips continued employment with the Company through May 7, 2020, he will receive an award of restricted stock units (“RSUs”) valued at $210,000 under the Company’s 2015 Incentive Award Plan. Fifty percent of the RSU award will vest in three equal annual installments beginning in December 2020, subject to Mr. Phillips’ continued employment through each of the vesting dates. The remaining 50% of the RSU award will be subject to performance–based vesting consistent with the terms of the performance-based RSUs disclosed in the Company’s Current Report on Form 8-K dated May 8, 2019.

Mr. Phillips has no family relationships with any director or executive officer of the Company. There are no transactions involving Mr. Phillips that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release announcing the resignation of Mr. Jaworski and appointment of Mr. Phillips is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of InvenTrust Properties Corp. dated March 30, 2020

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVENTRUST PROPERTIES CORP.

Date: March 30, 2020	By:	/s/ Thomas P. McGuinness
	Name:	Thomas P. McGuinness
	Title:	President and Chief Executive Officer